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                                                                    EXHIBIT 10.5


                         REGISTRATION RIGHTS AGREEMENT


                 THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of the ___ day of July, 1998, by and among Inet Technologies, Inc., a Delaware corporation (the "Company"), and each of Samuel S. Simonian, Elie S. Akilian and Mark A. Weinzierl (each, a "Stockholder" and collectively, the "Stockholders").

                                   RECITALS:

                 WHEREAS, the Stockholders have facilitated the reincorporation of INET, Inc., a Texas corporation, in Delaware, by merging Inet, Inc. with and into the Company, and


                 WHEREAS, as consideration for such efforts of the Stockholders, the Company has agreed to grant certain registration rights with respect to the shares of capital stock of the Company as provided herein.

                                   AGREEMENT:

                 NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders hereby agree as follows:

         Section 1.       Registration Rights.

                 1.1      Definitions.  For purposes of this Section 1:

                          (a)     The term "1933 Act" means the Securities Act
of 1933, as amended.

                          (b)     The term "1934 Act" means the Securities
Exchange Act of 1934, as amended.

                          (c)     The term "Form S-3" means such form under the
1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                          (d)     The term "Holder" means any person owning
Registrable Shares or any assignee thereof in accordance with Section 1.11 hereof.

                          (e)     The terms "register", "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.
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                          (f)     The term "Registrable Shares" means (i)
shares of Common Stock of the Company held by the Stockholders and their affiliates listed on Schedule I hereto and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in
(i) above, excluding in all cases, however, any Registrable Shares sold by the Stockholder in a transaction in which such Stockholder's rights under this
Section 1 are not assigned.

                          (g)     The term "SEC" means the Securities and
Exchange Commission.

                 1.2 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for its own account or for stockholders other than the Stockholders) any of its stock or other securities under the 1933 Act (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4 or any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares), the Company shall, at such time, promptly give each of the Holders written notice of such registration. Upon the written request of any one or more of the Holders given within twenty (20) days after mailing of such notice by the Company, then, subject to Section 1.6 hereof, the Company shall cause to be registered under the 1933 Act all of the Registrable Shares that any such Holder has requested to be registered.

                 1.3      Request for Registration.

                          (a)     At any time after the date which is at least
six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a transaction effected under SEC Rule 145), each Stockholder on two occasions may deliver to the Company a written request that the Company file a registration statement under the 1933 Act covering the registration of Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, of not less than $20,000,000, in which case the Company shall:

                               (i)         within ten (10) days of the receipt
thereof, give written notice of such request to all Holders; and

                              (ii)         effect as soon as practicable, and
in any event within 60 days of the receipt of such request, the registration under the 1933 Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.3(b), within twenty
(20) days of such notice by the Company.

                          (b)     If the Stockholder(s) initiating the
registration request hereunder (the "Initiating Stockholders") intend to distribute the Registrable Securities covered by their request





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by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.3(a) and the Company shall include such information in the written notice referred to in subsection 1.3(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Stockholders. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the Initiating Stockholders [holding a majority of the Registrable Shares requested to be included in such registration] and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.3, if the underwriters advise the Initiating Stockholders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Stockholders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Stockholders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                          (c)     Notwithstanding the foregoing, if the Company
shall furnish to the Initiating Stockholders requesting a registration statement pursuant to this Section 1.3, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and therefore is essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Stockholders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                          (d)     In addition, the Company shall not be
obligated to effect, or to take any action to effect, a registration requested pursuant to this Section 1.3:

                               (i)         After the Company has effected a
total of six registrations pursuant to this Section 1.3 (no more than two of which registrations may be initiated by any one Stockholder) and such registrations have been declared or ordered effective; or

                              (ii)         (A) During the period starting with
the date 60 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 1.2 hereof and (B) during the period starting with the Company's prior receipt of another request given pursuant to Section 1.3(a), and ending on the date 180 days after the effective date of such registration; provided that the Company is actively employing in good faith all reasonable efforts to cause any such registration statement to become effective.





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                 1.4      Expenses of Company Registration.  The Company shall
bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Shares with respect to a registration pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the selling Stockholders hereunder, but excluding underwriting discounts and commissions relating to Registrable Shares.

                 1.5 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.3, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements (not to exceed $20,000) of a single counsel for the selling Holders, if the Holders desire to employ counsel, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to
Section 1.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.3.

                 1.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Shares, requested by stockholders to be included in an offering effected under Section 1.2 exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holders according to the total amount of securities entitled to be included therein owned by each Holder or in such other proportions as shall mutually be agreed to by such Holders, provided that in no event shall any shares being sold by a Holder be excluded from such offering until all shares which other stockholders (other than Holders) propose to include in such offering are first excluded).

                 1.7 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Shares that the Holders shall furnish to the Company such information regarding the Holders, the Registrable Shares held by the Holders, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Shares.





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                 1.8      Delay of Registration.  No Holder shall have any
right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                 1.9 Indemnification. In the event any Registrable Shares are included in a registration statement under this Section 1:

                          (a)     To the extent permitted by law, the Company
will indemnify and hold harmless each Holder from and against any losses, claims, damages, or liabilities (or actions in respect thereof) (joint or several) (including reasonable legal or other out-of-pocket expenses incurred by such Holder as a consequence of any such loss, claim, damage or liability (or actions in respect thereof)) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, or any rule or regulation promulgated under the 1933 Act, or the 1934 Act; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action in respect thereof if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action in respect thereof to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

                          (b)     To the extent permitted by law, each of the
Holders, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any other holder selling securities in such registration statement, against any losses, claims, damages, or liabilities (or actions in respect thereof) (joint or several) to which any of the foregoing persons may become subject (including reasonable legal or other out-of-pocket expenses incurred by any such person as a consequence of any such loss, claim damage or liability (or action in respect thereof)), under the 1933 Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any





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such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld.

                          (c)     Promptly after receipt by an indemnified
party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                          (d)     If the indemnification provided for in this
Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                          (e)     The obligations of the Company and Holders
under this Section 1.9 shall survive the completion of any offering of Registrable Shares in a registration statement under this Section 1, and otherwise.

                 1.10 Reports Under the 1934 Act. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit the Stockholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:





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                          (a)     make and keep public information available,
as those terms are understood and defined in SEC Rule 144;

                          (b)     file with the SEC in a timely manner all
reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                          (c)     furnish to a Stockholder, so long as such
Stockholder owns any Registrable Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the 1933 Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such Stockholder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                 1.11 Assignment of Registration Rights. The rights to include Registrable Shares in a registered offering pursuant to Section 1.2 or
1.3 may be assigned by a Holder of Registrable Shares to another person who receives at least 10,000 Registrable Shares from the transferring Holder.

                 1.12 Termination of Registration Rights. No Holder shall be entitled to exercise the registration rights provided for in Sections 1.2 or
1.3 after the earlier to occur of (i) October 1, 2003, or (ii) the date on which such Holder may sell all of the Registrable Securities held by such Holder in any 90-day period pursuant to the terms of SEC Rule 144 as such rule is then in effect.

         Section 2. Covenant of the Stockholders. Each of the Stockholders covenant and agree that such Stockholder shall comply in all respects with the requirements of the 1933 Act and the 1934 Act, including the rules and regulations promulgated thereunder, in the sale of Registrable Shares.

         Section 3.       Miscellaneous.

                3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas, without giving effect to conflicts of law principles.





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                 3.3      Counterparts.  This Agreement may be executed in two
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 3.5 Notices. All notices and other communications hereunder shall be in writing and shall be given personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties, addressed as follows:

To the Company:                   Inet Technologies, Inc.
                                  1255 West 15th Street, Suite 600
                                  Plano, Texas  75075-7270
                                  Attention:  Chief Financial Officer
                                  Fax:  972/578-6113

                                  With a copy to:

                                  Brobeck, Phleger & Harrison LLP
                                  301 Congress Avenue, Suite 1200
                                  Austin, Texas 78701
                                  Attention:  Ronald G. Skloss, Esq.
                                  Fax:  512/477-5813

To the Stockholders:              c/o such Stockholder at the Company or such
                                  Stockholder's most recent home address shown on the Company's records,

or such other address as such party shall have specified pursuant to this Section. Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt of not received during the recipient's normal business hours. All notices by telecopier should be confirmed promptly after transmission in writing by certified mail or personal delivery.





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                 3.6      Amendments and Waivers.  Any term of this Agreement
may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Stockholders holding a majority of the Registrable Shares held by the Stockholders.

                 3.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                 3.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

                           [Signature page follows.]





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                 IN WITNESS WHEREOF, the parties have executed this
Registration Rights Agreement as of the date first above written.


                               INET TECHNOLOGIES, INC.



                               By:
                                  ----------------------------------------------
                                    William Mina, Senior Vice President and
                                    Chief Financial Officer


                               STOCKHOLDERS:




                               -------------------------------------------------
                               SAMUEL S. SIMONIAN





                               -------------------------------------------------
                               ELIE S. AKILIAN




                               -------------------------------------------------
                               MARK A. WEINZIERL
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                                                                      Schedule I

                           Affiliates of Stockholders



Affiliates of Elie S. Akilian:

         Natalie Akilian

         Michael Akilian


Affiliates of Samuel S. Simonian:

         Sevahn Simonian

         Gahreen Simonian

         Nelly Simonian





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